UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

CYCLACEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2010 annual meeting of the stockholders (the “Annual Meeting”) of Cyclacel Pharmaceuticals, Inc. (the “Company”) was held on May 25, 2010.

(b) The matters submitted to the stockholders and voted upon at the Annual Meeting were: (i) election of two Class 1 directors to the Company’s board of directors; and (2) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Votes regarding the election of the director nominees were as follows:

		Votes
	Votes For	Withheld	Broker Non-Votes
Sir John Banham	6,979,531	162,782	12,922,653
Daniel K. Spiegelman	5,768,548	1,373,765	12,922,653

Based on the votes set forth above, Sir John Banham and Daniel K. Spiegelman were duly elected as Class 1 directors of the Company to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Further, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, with 19,427,595 votes for ratification, 624,484 votes against ratification, 12,887 abstentions and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:   /s/ Paul McBarron
Name:    Paul McBarron
Title:    Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: May 27, 2010